                                                                 Exhibit - 3i(c)

PROVINCE OF ONTARIO           )
                              )
 TO WIT:                      )    TO ALL WHOM THESE PRESENTS
                              )    MAY COME, BE SEEN OR KNOWN
                              )
                              )

          I, MICHAEL ARMSTRONG, a Notary Public in and for the Province of Ontario by RoyalAuthority duly appointed residing at the City of Toronto, in the said Province, do certify that the photocopied document attached hereto is a true and correct copy of the Certificate of Amalgamation of SUNOPTA INC. effective January 1, 2004, the copy attached hereto having been photocopied from the said original document, an act whereof being requested, I have granted under my Notarial Form and Seal of Office to serve and avail as occasion shall or may require.

          IN TESTIMONY WHEREOF I have hereto subscribed my name and affixed my Notarial Seal of Office at the City of Toronto in the Municipality of Metropolitan Toronto this 2nd day of January, 2004.


                                                      /s/ MICHAEL ARMSTRONG
                                                      --------------------------
                                                      MICHAEL ARMSTRONG
                                                      A Notary Public in and for
                                                      the Province of Ontario

[GRAPHIC] Industry Canada                        Industrie Canada

Certificate                                           Certificat
of Amalgamation                                       de fusion

Canada Business                                       Loi canadienne sur
Corporations Act                                      les societes par actions

--------------------------------------------------------------------------------

SunOpta Inc.                                            420885-4


-------------------------------------   ----------------------------------------
Name of corporation-Denomination        Corporation number-Numero de la societe
de la societe

I hereby certify that the above-named   Je certifie que la societe
corporation resulted from an            susmentionnee est issue d'une fusion,
amalgamation, under section 185 of      en vertu de l'article 185 de la Loi
the Canada Business Corporations Act,   conadienne sur les societes par
of the corporations set out in the      actions, des societes dont les
attached articles of amalgamation.      denominations apparaissent dans les
                                        statuts de fusion ci-joints.


      /s/ Illegible                     January 1, 2004 / le 1 janvier 2004
      -------------------
      Director - Directeur              Date of Amalgamation - Date de fusion

--------------------------------------------------------------------------------

[LOGO]

[GRAPHIC] Industry Canada    Industrie Canada                      FORM 9                  FORMULAIRE 9
                                                          ARTICLES OF AMALGAMATION      STATUTS DE FUSION
          Canada Business    Lol canadienne sur les             (SECTION 185)             (ARTICLE 185)
          Corporations Act   societes par actions

---------------------------------------------------------------------------------------------------------------------------
1 -- Name of the Amalgamated Corporation                    Denomination sociale  de la societe issue de la fusion

     SunOpta Inc.

---------------------------------------------------------------------------------------------------------------------------
2 -- The province or territory in Canada where the          La province ou le territoire au Canada ou se situera le siege
     registered office is to be situated                    social

     Province of Ontario
---------------------------------------------------------------------------------------------------------------------------
3 -- The classes and any maximum number of shares that      Categories et tout nombre maximal d'actions que la societe est
     the corporation is authorized to issue                 autorisee a emettre

The authorized capital of the Corporation shall consist of an unlimited number of common shares and an unlimited number of special shares, issuable in series, as more particularly set out in Schedule "A" attached hereto.

---------------------------------------------------------------------------------------------------------------------------
4 -- Restrictions, if any, on share transfers               Restrictions sur le transfert des actions, s'il y a lieu

     None
---------------------------------------------------------------------------------------------------------------------------
5 -- Number (or minimum and maximum number) of directors    Nombre (ou nombre minimal et maximal) d'administrateurs

     A minimum of five (5) and a maximum of fifteen (15) directors
---------------------------------------------------------------------------------------------------------------------------
6 -- Restrictions, If any, on business the corporation      Limites imposees a l'activite commerciale de la societe,
     may carry on                                           s'il y a lieu

     None
---------------------------------------------------------------------------------------------------------------------------
7 -- Other provisions, if any                               Autres dispositions, s'ily a lieu

     See Schedule "A" attached hereto.
---------------------------------------------------------------------------------------------------------------------------
8 -- The amalgamation has been approved pursuant to that    La fusion a ete approuvee en accord avec I'article ou le
     section or subsection of the Act which is indicated    paragraphe de la Loi indique ci-apres
     as follows:

                                                        [_] 183
                                                        [X] 184(1)
                                                        [_] 184(2)

---------------------------------------------------------------------------------------------------------------------------
9 -- Name if the amalgamating Corporations            Corporation No.                           Title     Tel. No.
     Denomination sociale des societes fusionnantes   N DEG. de le societe   Signature   Date   Titre   N DEG. de tel.
---------------------------------------------------------------------------------------------------------------------------
 See Schedule "B" attached hereto.
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
FOR DEPARTMENTAL USE ONLY - A L' USAGE DU MINISTERE SEULEMENT
---------------------------------------------------------------------------------------------------------------------------
                                                           DEC 8, 2003

                                    420885-4
---------------------------------------------------------------------------------------------------------------------------
IC 3190 (2003/06)                                                                                                    [LOGO]

                                                                              1A

                                 SCHEDULE "A" to
                        Form 9 - Articles of Amalgamation
                                  (Section 185)
                              Filed by SunOpta Inc.

Special Shares

          The unlimited number of special shares without part value shall, as a class, have attached thereto the following:

     (i) the special shares may from time to time be issued in one or more series and, subject to the following provisions, and subject to the sending of articles of amendment in prescribed form, and the endorsement thereon of a certificate of amendment in respect thereof, the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of special shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions;

     (ii) the special shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the special shares of every other series and be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the special shares. The special shares of any series may also be given such other preferences, not inconsistent with these articles, over the common shares and any other shares of the Corporation ranking junior to the special shares as may be fixed in accordance with clause (i) herein;

     (iii)if any cumulative dividends or amounts payable on the return of capital in respect of a series of special shares are not paid in full, all series of special shares shall participate ratably in respect of such dividends and return of capital;

     (iv) the special shares of any series may be made convertible into common shares at such rate and upon such basis as the directors in their discretion may determine;

     (v) unless the directors otherwise determine in the articles of amendment designating a series, no holder of special shares shall be entitled to receive notice of, attend, be represented at or vote in respect thereof at any annual or special meeting of the Corporation unless the meeting is convened for considering the winding up of the Corporation, the amalgamation of the Corporation with another corporation, or corporations or to sanction the sale of all or substantially all of its assets or undertaking or other events specified in the Canada Business Corporations Act, in

                                                                              1B

          any of which events each holder of special shares shall have one (1) vote for each such share held;

     (vi) the holders of special shares shall not be entitled to vote separately as a class or series upon a proposal, and shall not be entitled to dissent pursuant to Section 190 of the Canada Business Corporations Act (or any other statutory provision of like or similar effect from time to time in force) in respect to a resolution to amend the Articles of the Corporation to:

          (A) increase or decrease any maximum number of authorized special shares or any series thereof, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the special shares or any series thereof;

          (B) effect an exchange, reclassification or cancellation of the special shares or any series thereof; or

          (C) create a new class or series of shares equal or superior to the special shares or any series thereof;

     (vii)provided that the holders of special shares shall be entitled to receive notice of meetings of common shareholders called for the purpose of authorizing an amendment to the Articles of the Corporation of the nature referred to above.

Common Shares

          The holders of the Common Shares are entitled to (1) one vote per share at all meetings of shareholders and to receive the remaining property of the Corporation upon a dissolution.

7.   Other provisions if any:

In addition to and without limiting such other powers which the Corporation may by law possess, the directors may, without authorization of the shareholders:

     (a)  borrow money on the credit of the Corporation; or

     (b)  issue, sell or pledge debt obligations of the Corporation; or

     (c) charge, mortgage, hypothecate or pledge all or any currently owned or subsequently acquired real or personal, moveable or immoveable property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any debt obligations or any money borrowed, or other debt or liabilities of the Corporation.

                                 SCHEDULE "B" to
                        Form 9 - Articles of Amalgamation
                                  (Section 185)
                             Filed by SunOpta Inc.

--------------------------------------------------------------------------------------------------------
9 - Name of the amalgamating            Corporation
    corporations Denomination sociale   No. N(degree)                                            Title
    des societes fusionnantes           de la societe     Signature                Date          Titre
-------------------------------------- ---------------- ------------------- ------------------- --------
SunOpta Inc.                              3768309       /s/ John Dietrich    December 5, 2003   Director
-------------------------------------- ---------------- ------------------- ------------------- --------
Sunrich Valley Inc.                       400048O       /s/ John Dietrich    December 5, 2003   Director
-------------------------------------- ---------------- ------------------- ------------------- --------
Integrated Drying Systems Inc.            4198018       /s/ John Dietrich    December 5, 2003   Director
-------------------------------------- ---------------- ------------------- ------------------- --------
Kettle Valley Dried Fruits Ltd.           4198379       /s/ John Dietrich    December 5, 2003   Director
-------------------------------------- ---------------- ------------------- ------------------- --------
Pro Organics Marketing  Inc.              420632-1      /s/ John Dietrich    December 5, 2003   Director
-------------------------------------- ---------------- ------------------- ------------------- --------
Pro Organics Marketing (East) Inc.        4208871       /s/ John Dietrich    December 5, 2003   Director
-------------------------------------- ---------------- ------------------- ------------------- --------
4157648 Canada Inc.                       4157648       /s/ John Dietrich    December 5, 2003   Director
-------------------------------------- ---------------- ------------------- ------------------- --------
4198000 Canada Ltd.                       4198000       /s/ John Dietrich    December 5, 2003   Director
-------------------------------------- ---------------- ------------------- ------------------- --------